Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated May 28, 2025 with respect to the Common Stock, $0.01 par value, of Harley-Davidson, Inc., a Wisconsin corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

H PARTNERS MANAGEMENT, LLC

By:	/s/ Rehan Jaffer
Rehan Jaffer, Managing Member
Date:	05/28/2025

JAFFER REHAN

By:	/s/ Rehan Jaffer
Rehan Jaffer
Date:	05/28/2025